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                                                                    Exhibit 23.6

               [Coopers & Lybrand Letterhead]


                                                                     1 June 1999


We hereby consent to the incorporation by reference in the amendment to the Registration Statement of NTL Incorporated on Form S-3 , of our report, dated 5 June 1998, except for Note 10 as to which the date is 16 July 1998, on our audit of the Combined Financial Information of ComTel UK Finance B.V. as of and for the year ended 31 December 1996. We also consent to the reference to our firm under the caption "Experts".




/s/ Coopers & Lybrand
----------------------
Coopers & Lybrand
Chartered Accountants
London, United Kingdom